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                                                                      EXHIBIT 23


                         CONSENT OF INDEPENDENT AUDITORS

Shareowners and Board of Directors
Maytag Corporation

We consent to the reference to our firm in the Registration Statement (Form S-8) pertaining to the Maytag Puerto Rico Salary Savings Plan and to the incorporation by reference therein of our report dated January 22, 2002, with respect to the consolidated financial statements and schedule of Maytag Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.


                                       ERNST & YOUNG LLP

Chicago, Illinois
December 18, 2002